As filed with the Securities and Exchange Commission on April 10, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RELYPSA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	26-0893742
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

700 Saginaw Drive

Redwood City, CA 94063

(650) 421-9500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John A. Orwin

President and Chief Executive Officer

Relypsa, Inc.

700 Saginaw Drive

Redwood City, CA 94063

(650) 421-9500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Alan C. Mendelson, Esq. Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Ronald A. Krasnow, Esq. General Counsel, Senior Vice President Relypsa, Inc. 700 Saginaw Drive Redwood City, CA 94063 Telephone: (650) 421-9500 Facsimile: (650) 421-9700	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 Telephone: (617) 951-7000 Facsimile: (617) 951-7050

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-194673

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, $0.001 par value per share	$9,199,969.50	$1,184.96

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-194673), is hereby registered.
(2)	Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(3)	An aggregate registration fee of $14,812 was previously paid in connection with the filing of the related Registration Statement on Form S-1, as amended (File No. 333-194673). A total of $11,849.60 of such fee was used to pay the filing fee of such Registration Statement. The amount of the registration fee due hereunder is offset entirely by the remaining $2,962.40 previously paid.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Relypsa, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $9,199,969.50. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-194673), which was declared effective by the Securities and Exchange Commission on April 10, 2014, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Redwood City, California, on April 10, 2014.

RELYPSA, INC.

By:	/s/ John A. Orwin
John A. Orwin President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Orwin John A. Orwin	Director, President and Chief Executive Officer (Principal Executive Officer)	April 10, 2014

/s/ Kristine M. Ball Kristine M. Ball	Chief Financial Officer (Principal Financial and Accounting Officer)	April 10, 2014

* John P. Butler	Director	April 10, 2014

* Paul J. Hastings	Director	April 10, 2014

* Ronald M. Hunt	Director	April 10, 2014

* David W.J. McGirr	Director	April 10, 2014

* Scott M. Rocklage, Ph.D.	Director	April 10, 2014

* Thomas J. Schuetz, M.D., Ph.D.	Director	April 10, 2014

* Jonathan T. Silverstein, Esq.	Director	April 10, 2014

* Klaus Veitinger, M.D., Ph.D.	Director	April 10, 2014

*By:	/s/ John A. Orwin
John A. Orwin Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1(1)	Form of Underwriting Agreement.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1(2)	Power of Attorney.

(1)	Previously filed as Exhibit 1.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194673), originally filed with the Securities and Exchange Commission on April 8, 2014 and incorporated by reference herein.
(2)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194673), originally filed with the Securities and Exchange Commission on March 19, 2014 and incorporated by reference herein.